EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2014, relating to the balance sheet of Quinpario Acquisition Corp. (a development stage company) as of December 31, 2013, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from May 31, 2013 (inception) to December 31, 2013.

We also hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 18, 2013 included in the Registration Statement on Form S-1, as amended (File No. 333-189432), which is also incorporated by reference, relating to the balance sheet of Quinpario Acquisition Corp. (a development stage company) as of June 4, 2013, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from May 31, 2013 (inception) to June 4, 2013, and to the reference therein to our Firm under the caption “Experts”.

New York, New York

June 30, 2014